                                                                     EXHIBIT 1.1

                               Sprint Corporation

                             __________ Shares/1/
                           PCS Common Stock--Series 1
                               ($1.00 par value)

                      Form of U.S. Underwriting Agreement


                                                              New York, New York
                                                                          , 1999

Warburg Dillon Read LLC
Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
As U.S. Representatives of the several
U.S. Underwriters,
c/o Warburg Dillon Read LLC
299 Park Avenue
New York, New York 10171

and

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

          Sprint Corporation, a corporation organized under the laws of Kansas (the "Company"), proposes to issue and sell to the several underwriters named in
Schedule I hereto (the "U.S. Underwriters"), for whom you (the "U.S. Representatives") are acting as representatives, __________ shares of PCS Common Stock--Series 1, $1.00 par value ("Common Stock"), of the Company (said shares to be issued and sold by the Company being hereinafter called the "U.S. Underwritten Securities"). The Company also proposes to grant to the U.S. Underwriters an option to purchase up to _________ additional shares of Common Stock to cover over-allotments (the "U.S. Option Securities" and, together with the U.S. Underwritten Securities, the "U.S. Securities"). It is understood that the Company is concurrently entering into an International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement" and, together with this Underwriting Agreement, the

------------------------------
 /1/ Plus an option to purchase from the Company up to _________ additional
     U.S. Securities to cover over-allotments.
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                                                                               2

"Underwriting Agreements") providing for the sale by the Company to the several International Underwriters of an aggregate of _________ shares of Common Stock (said shares to be sold by the Company pursuant to the International Underwriting Agreement being hereinafter called the "International Underwritten Securities") and providing for the grant to the International Underwriters of an option to purchase from the Company up to _______ additional shares of Common Stock (the "International Option Securities"). It is further understood and agreed that the International Underwriters and the U.S. Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to this U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement. To the extent there are no additional U.S. Underwriters listed on Schedule I other than you, the term U.S. Representatives as used herein shall mean you, as U.S. Underwriters, and the terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this U.S. Underwriting Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, any Preliminary Prospectuses or the Prospectuses shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectuses or the Prospectuses, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectuses or the Prospectuses shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of any Preliminary Prospectuses or the Prospectuses, as the case may be, deemed to be incorporated therein by reference. Certain terms used in this U.S. Underwriting Agreement are defined in Section 19.

          1.  Representations and Warranties.
              -------------------------------

          (i) The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1.

          (a) The Company meets the requirements for use of Form S-3 under the Act for purposes of the Registration Statement and has prepared and filed with the Commission a registration statement (file number 333-64241) on
     Form S-3, including related preliminary prospectuses, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, and may have used preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectuses) or (2) after the Effective Date of such registration statement, the Prospectuses in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectuses. As filed, such amendment and form of final prospectuses, or such registration statement and Prospectuses, shall contain or be deemed to contain information
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                                                                               3

     (including, in the case of clause (2), Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and Prospectuses, and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectuses) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The U.S. Prospectus and the International Prospectus are identical except for the outside front cover page and the outside back cover page.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties
     --------  -------
     as to the information contained in or omitted from the Registration Statement or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

          (c) Each of the Company and the PCS Companies has been duly incorporated or otherwise organized and is validly existing as a corporation, limited liability company, or partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, limited liability company, or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation, limited liability company, or partnership and is in good standing under the laws of each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure to so qualify does not have a Material Adverse Effect.
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                                                                               4

          (d) All the outstanding shares of capital stock or ownership interests of each Material Subsidiary and PCS Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth or incorporated by reference in the Prospectuses, all outstanding shares of capital stock or ownership interests of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

          (e) The Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company which is described in the Prospectuses conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to the U.S. Underwriting Agreement and by the International Underwriters pursuant to the International Underwriting Agreement, will be fully paid and nonassessable, the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectuses or as issued pursuant to employee or director benefit plans described or incorporated by reference in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company or the PCS Companies are outstanding.

          (f) There is no franchise, contract or other document or any legal or governmental proceedings of a character required to be described in the Registration Statement or the Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectuses under the headings "Certain Federal Income Tax Consequences", "Business of the PCS Group--Regulation" and "--Legal Proceedings" fairly summarize the matters therein described.

          (g) Each of this U.S. Underwriting Agreement and the International Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

          (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in the Underwriting Agreements, except such as have been obtained under the Act and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreements and in the Prospectuses.
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                                                                               5

          (j) Neither the issue and sale of the Securities hereunder and under the International Underwriting Agreement nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to,
     (i) the charter or by-laws of the Company or any of its Material Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their properties except, as to (ii) and (iii), for such conflicts, breaches, violations or impositions that could not reasonably be expected to have a Material Adverse Effect.

          (k) No holder of securities of the Company has rights to the registration of such securities under the Registration Statement.

          (l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this U.S. Underwriting Agreement or the International Underwriting Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, or the PCS Group, whether or not arising from transactions in the ordinary course of business, except, in the case of this clause (ii), as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (m) Neither the Company nor any of its Material Subsidiaries is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) of this paragraph, as could not reasonably be expected to have a Material Adverse Effect.

          (n) The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise),
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                                                                               6

     prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, or the PCS Group, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (o) The Company has not taken, directly or indirectly, any action designed to result, or which has constituted, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2.  Purchase and Sale.  (a)  Subject to the terms and conditions and
              ------------------
in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase
price of $     [bold] per share, the amount of the U.S. Underwritten
Securities set forth opposite such U.S. Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several U.S. Underwriters to purchase, severally and not jointly, an aggregate of up to ______ U.S. Option Securities at the same purchase price per share as the U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the U.S. Prospectus upon written or telegraphic notice by the U.S. Representatives to the Company setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date. The number of shares of U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3.  Delivery and Payment.  Delivery of and payment for the U.S.
              ---------------------
Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City
time, on     ______   , 1999, or at such time on such later date not more than
three Business Days after the foregoing date as the U.S. Representatives and the International Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the International Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called the "Closing Date"). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S.
Representatives of the purchase price thereof to or upon the order of the
Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the U.S. Underwritten Securities and the U.S. Option Securities shall be made through the
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                                                                               7

facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the U.S. Option Securities (at the expense of the Company) to the U.S. Representatives, at 299 Park Avenue, New York, New York on the date specified by the U.S. Representatives (which shall be at least three Business Days after exercise of said option) for the respective accounts of the several U.S. Underwriters, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the U.S. Option Securities occurs after the Closing Date, the Company will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement, and that the settlement date, if any, shall occur simultaneously with the "settlement date" under the International Underwriting Agreement.

          4.  Offering by Underwriters.  It is understood that the several U.S.
              -------------------------
Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

          5.  Agreements.
              -----------

          (i)  The Company agrees with the several U.S. Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file (other than, subject to Section 5(i)(f) hereof, the filing of any prospectus or preliminary prospectus relating to an offering of Securities covered by this Agreement or the filing of any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectuses) any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. During such time the Company will not file any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectuses unless the Company has furnished to your counsel a copy for their review and comment a reasonable amount of time prior to filing, which comments the Company shall review in good faith. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectuses or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the applicable provisions of the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the U.S. Representatives of any such event; (2) prepare and file with the Commission, subject to the second and third sentences of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters copies of the signed Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an U.S. Underwriter or dealer may be required by the Act, as many copies of each U.S. Preliminary Prospectus and the U.S. Prospectus and any supplement thereto as the U.S. Representatives may reasonably request.

          (e) The Company will cooperate with you and with counsel for the Underwriters in connection with the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives may designate and will take such actions as are necessary to maintain such qualifications in effect so long as required for the distribution of the U.S. Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc. or Warburg Dillon Read LLC, for a period of 90 days following the Execution Time, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or register, cause to be registered or announce the registration, offering or intended registration or offering of, any other shares of PCS Stock or any securities convertible into or exercisable or exchangeable for shares of PCS Stock, or grant any options or warrants to purchase shares of PCS Stock, except (i) grants of options to purchase PCS Stock and issuances of PCS Stock pursuant to any employee or director benefit plan, including stock option and stock purchase plans, and registrations in connection with such grants or issuances, (ii) issuances of PCS Stock pursuant to any dividend reinvestment plan, (iii) issuances of PCS Stock upon conversion of securities or exercise of warrants outstanding on the Closing Date which are or become convertible into or exercisable for shares of PCS Stock, (iv) issuances of PCS Stock in acquisitions or mergers, (v) registrations of PCS Stock for, or issuances of PCS Stock to, the Cable Parents, FT and DT in connection with the Offerings or upon any exercise of their respective Equity Purchase Rights or registration rights, (vi) issuances of PCS Stock pursuant to Sprint's Rights Plan, (vii) issuances, or registrations, of shares of PCS Stock which are issuable to FT, DT or third parties in respect of the shares of the Company's Class A Common Stock held by FT and DT at the Execution Time and (viii) issuances of PCS Stock in connection with strategic or other significant investments in which the purchaser agrees to be bound for any remaining portion of such 90-day period on the above terms.

          (g) The Company will not take, directly or indirectly, any action designed to result in or which has constituted, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this U.S. Underwriting Agreement and the International Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives but not including representatives of the Underwriters in connection with presentations to prospective purchasers of the Securities;
     (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations under the Underwriting Agreements.

          (i) The Company will use its best efforts to cause the Securities to be listed on the New York Stock Exchange.

          (ii) Each U.S. Underwriter agrees that (a) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and (c) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (1) purchases and sales
--------  -------
between the International Underwriters on the one hand and the U.S. Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (2) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Smith Barney Inc. and Warburg Dillon Read LLC (or through the U.S. Representatives and International Representatives) as part of the distribution of the Securities, and (3) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

          (iii)  The agreements of the U.S. Underwriters set forth in paragraph
(ii) of this Section 5 shall terminate upon the earlier of the following events:

          (a) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (ii) of this Section 5 and in Section 5(ii) of the International Underwriting Agreement; or

          (b) the expiration of a period of 30 days after the Closing Date, unless (A) the U.S. Representatives shall have given notice to the Company and the International Representatives that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed, or (B) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in such paragraph (ii) shall survive until the earlier of

     (1) the event referred to in clause (a) of this subsection (iii) or (2) the expiration of an additional period of 30 days from the date of any such notice.

          6.  Conditions to the Obligations of the U.S. Underwriters.  The
              -------------------------------------------------------
obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of either of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested King & Spalding, counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and each of the Prospectuses (other than (A) the financial statements and schedules and other accounting or statistical information contained therein or omitted therefrom, and (B) the materials incorporated by reference therein or omitted therefrom, other than the Proxy Statement, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and

          (ii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that although it has not undertaken, except as otherwise indicated in such opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or the Prospectuses, such counsel has participated in the preparation of the Registration Statement and Prospectuses (but not in the preparation of any of the materials incorporated by reference therein, other than the Proxy Statement), and nothing has come to its attention that causes it to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses, as of their date and on the Closing Date, contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case other than the materials incorporated by reference in the Registration Statement and the Prospectuses (except the Proxy Statement), the financial statements and schedules and other accounting or statistical information included or incorporated by reference therein, or omitted therefrom, as to which counsel need not make any statement).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the Federal laws of the United States or the Delaware General Corporation Law, to the extent it deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom it believes to be reliable and who are reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent it deems proper, on certificates of responsible officers of the Company or the PCS Companies and public officials. References to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Company shall have requested Don Jensen, Esq., in-house counsel for the Company, to have furnished to the Representatives such counsel's opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

          (i) each of the Company and the PCS Companies has been duly incorporated or otherwise organized and is validly existing as a corporation, limited liability company, or partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate, limited liability company, or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation, limited liability company or partnership and is in good standing under the laws of each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure to so qualify does not have a Material Adverse Effect;

          (ii) all the outstanding shares of capital stock or ownership interests of each PCS Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth or incorporated by reference in the Prospectuses, all outstanding shares of capital stock or ownership interests of such PCS Companies are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

          (iii) the Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the U.S. Underwriters pursuant to this U.S.

     Underwriting Agreement and by the International Underwriters pursuant to the International Underwriting Agreement, will be fully paid and nonassessable; and the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Securities are in valid form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth or incorporated by reference in the Prospectuses or as issued pursuant to employees or director benefits plans described or incorporated by reference in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company or the PCS Companies are outstanding;

          (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed or incorporated by reference in the Prospectuses, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required or incorporated by reference therein; and the statements included or incorporated by reference in the Prospectuses under the headings "Certain Federal Income Tax Consequences", "Business of the PCS Group--Regulation" and "--Legal Proceedings" fairly summarize the matters therein described;

          (v) the Underwriting Agreements have been duly authorized, executed and delivered by the Company;

          (vi) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in the Underwriting Agreements, except such as have been obtained under the Act and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreements and in the Prospectuses and such other approvals (specified in such opinion) as have been obtained;

          (vii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated in the Underwriting Agreements nor the fulfillment of the terms of the Underwriting Agreements will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (i) the charter or by-laws of the Company or its Material Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties that is known to such counsel, except, as to (ii) and (iii), for such conflicts, breaches, violations or impositions that could not reasonably be expected to have a Material Adverse Effect;

          (viii) to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

          (ix) no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, the Federal Communications Commission (the "FCC"), is necessary or required for the due authorization, execution or delivery by the Company of this Agreement or the International Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectuses, this Agreement or the International Underwriting Agreement.

In addition, such counsel shall state that although such counsel has not undertaken, except as otherwise indicated in such opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or the Prospectuses, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including the documents incorporated by reference therein, and nothing has come to such counsel's attention that causes such counsel to believe that on the Effective Date the Registration Statement contained any untrue statement of fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses, as of their date and on the Closing Date, contained or contain any untrue statement of a material fact or omitted or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case other than the financial statements and schedules and other accounting or statistical information included or incorporated by reference therein, or omitted therefrom, as to which counsel need not make any statement).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the Federal laws of the United States (except with respect to regulatory and tax matters), the Delaware General Corporation Law or, the laws of the State of Kansas, to the extent he deems proper and specified in such opinion (including with respect to regulatory and tax matters), upon the opinion of other counsel of good standing whom he believes to be reliable and who are reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company or the PCS Companies and public officials. Reference to the Prospectuses in this paragraph (c) include any supplements thereto at the Closing Date.

          (d) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by an executive officer (meaning those officers who file reports pursuant to Section 16(b) of the Exchange Act) and the principal financial or accounting officer of the

Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and the Underwriting Agreements and that:

          (i) the representations and warranties of the Company in the Underwriting Agreements are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, or the PCS Group, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (f) The Company shall have requested Ernst & Young LLP to have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent auditors with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of the Company and the PCS Group as of and for the nine-month period ended September 30, 1998, and as at September 30, 1998, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries (as defined in the introductory paragraph hereof); their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended September 30, 1998, and as at September 30, 1998; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and its subsidiaries; and inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries, as to transactions and events subsequent to September 30, 1998; and a reading of the letter from Deloitte & Touche LLP, independent auditors with respect to Sprint Spectrum, to the Representatives, nothing came to their attention which caused them to believe that:

               (1) any unaudited financial statements of the Company, the FON Group or the PCS Group included or incorporated by reference in the Registration Statement and the Prospectuses do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectuses;

               (2) with respect to the period subsequent to September 30, 1998, there were, at a specified date not more than five days prior to the date of the letter, any changes in the long-term debt and construction obligations or capital stock, or decreases in the stockholders' equity, of the Company, or any changes in the long-term debt and construction obligations, or any decreases in the group equity, of the PCS Group, as compared with the amounts shown on the September 30, 1998 balance sheet for the Company or the PCS Group, as the case may be, included or incorporated by reference in the Registration Statement and the Prospectuses, or for the period from October 1, 1998 to such specified date there were, as compared with the corresponding period in the immediately preceding quarter, any decreases in net operating revenues, operating income, income from continuing operations or net income, or increases in equity in loss of Global One, of the Company, or any increases in operating loss or net loss of the PCS Group, except in all instances for changes, increases or decreases (i) resulting from the Notes Offering, the Recapitalization or the change in accounting for Sprint Spectrum Holdings and PhillieCo from the equity basis to the consolidated basis in connection with the PCS Restructuring or (ii) set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

               (3) the information included or incorporated by reference in the Registration Statement and Prospectuses in response to Regulation S-K,
          Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) with respect to the Company or the PCS Group is not in conformity with the applicable disclosure requirements of Regulation S-K;

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectuses, including the information included or incorporated by reference in the Company's Annual Report on Form 10-K, Quarterly

     Reports on Form 10-Q, Current Reports on Form 8-K and the Proxy Statement, each of which is incorporated by reference in the Registration Statement and the Prospectuses, and the information included in "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sprint" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the PCS Group" in the Prospectuses, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

          (iv) on the basis of a reading of the unaudited pro forma financial statements of Sprint, the PCS Group and/or the FON Group included or incorporated by reference in the Registration Statement and the Prospectuses (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that such pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectuses in this paragraph (f) include any supplement thereto at the date of the letter.

          (g) The Company shall have requested Deloitte & Touche LLP to have furnished to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and that they have performed a review of the unaudited interim financial information of Sprint Spectrum as of and for the nine-month period ended September 30, 1998, and as at September 30, 1998, in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules included in or incorporated by reference in the Registration Statement and the Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (ii) on the basis of a reading of the latest unaudited financial statements made available by Sprint Spectrum; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information of Sprint Spectrum for the nine-month period ended September 30, 1998, and as at September 30, 1998; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the partners and committees of Sprint Spectrum; and inquiries of certain officials of Sprint Spectrum who have responsibility for financial and accounting matters of Sprint

     Spectrum as to transactions and events subsequent to September 30, 1998, nothing came to their attention which caused them to believe that:

               (1) any unaudited financial statements of Sprint Spectrum included or incorporated by reference in the Registration Statement and the Prospectuses do not comply as to form in all material respects with applicable accounting requirements of the Act and with the published rules and regulations of the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectuses;

               (2) with respect to the period subsequent to September 30, 1998, there were, at a specified date not more than five days prior to the date of the letter, any changes in the long-term debt or any decreases in partner's capital of Sprint Spectrum as compared with the amounts shown on the September 30, 1998 balance sheet for Sprint Spectrum included or incorporated by reference in the Registration Statement and the Prospectuses, or for the period from October 1, 1998 to such specified date there were, as compared with the corresponding period in the immediately preceding quarter, any decreases in net operating revenues or any increases in operating loss or net loss of Sprint Spectrum, except in all instances for changes, increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by Sprint as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

               (3) the information included or incorporated by reference in the Registration Statement and Prospectuses in response to Regulation S-K,
          Item 301 (Selected Financial Data) and Item 302 (Supplementary Financial Information) with respect to Sprint Spectrum is not in conformity with the applicable disclosure requirements of Regulation S-K; and

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of Sprint Spectrum) set forth in the Registration Statement and the Prospectuses, including the information included or incorporated by reference in the Proxy Statement, which is incorporated by reference in the Registration Statement and in the Prospectuses, and the information included in "Management's Discussion and Analysis of Financial Condition and Results of Operations of Sprint Spectrum Holdings Company Combined with MinorCo and PhillieCo" in the Prospectuses, agrees with the accounting records of Sprint Spectrum, excluding any questions of legal interpretation.

References to the Prospectuses in this paragraph (g) include any supplement thereto at the date of the letter.

          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change, increase or decrease specified in the letter or letters referred to in paragraph (f) or (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, or the PCS Group, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the U.S. Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the U.S. Prospectus (exclusive of any supplement thereto).

          (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's or Sprint Spectrum's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (j) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (k) At the Execution Time, the Company shall have furnished to the Representatives a lock-up letter in form and substance satisfactory to the U.S. Representatives from each officer for purposes of Section 16 under the Exchange Act and director of the Company and from each member of the management of the PCS Group listed under the caption "Management of the PCS Group" in the Prospectus addressed to the Representatives.

          (l) The closing of the purchase of the U.S. Underwritten Securities pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing of the International Underwritten Securities pursuant to the International Underwriting Agreement.

          (m) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this U.S. Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this U.S. Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the Underwriters, this U.S. Underwriting Agreement and all obligations of the U.S. Underwriters under this U.S. Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at 825 Eighth Avenue, Worldwide Plaza, New York, New York 10019, on the Closing Date.

          7.  Reimbursement of U.S. Underwriters' Expenses.  If the sale of the
              ---------------------------------------------
U.S. Securities provided for in this U.S. Underwriting Agreement is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied (unless Section 6(l) is not satisfied due to a default by an International Underwriter under Section 9 of the International Underwriting Agreement), because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement in this U.S. Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the U.S. Underwriters or the International Underwriters, the Company will reimburse the U.S. Underwriters severally through Salomon Smith Barney Inc. or Warburg Dillon Read LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company agrees to
              ---------------------------------
indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with reference to written information furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the U.S. Securities, the legend in block capital letters on page 2 related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting", (i) the list of U.S. Underwriters and their respective participations in the sale of the Securities,
(ii) the description of the Agreement between U.S. Underwriters and International Underwriters, (iii) the paragraph related to offerings outside the United States by underwriters, (iv) the sentence regarding sales in Canada, (v) the sentences related to concessions and reallowances and (vi) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any U.S. or International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or
(b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (plus local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party,
(iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this U.S. Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, and the U.S. Underwriters severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the U.S. Underwriters on the other from the offering of the U.S. Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the U.S. Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the U.S. Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the U.S. Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the U.S. Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.  Default by a U.S. Underwriter.  If any one or more U.S.
              ------------------------------
Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters under this U.S. Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this U.S. Underwriting Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided,
                                                                --------
however, that in the event that the aggregate amount of U.S. Securities which
-------
the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this U.S. Underwriting Agreement will terminate without liability to any nondefaulting U.S. Underwriter or the Company. In the event of a default by any U.S. Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this U.S. Underwriting Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company and any nondefaulting U.S. Underwriter for damages occasioned by its default under this U.S. Underwriting Agreement.

          10.  Termination.  This U.S. Underwriting Agreement shall be subject
               ------------
to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if at any time prior to such time (i) trading in any class of the Company's capital stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

          11.  Representations and Indemnities to Survive.  The respective
               -------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the U.S. Underwriters set forth in or made pursuant to this U.S. Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this U.S. Underwriting Agreement.

          12.  Notices.  All communications under this U.S. Underwriting
               --------
Agreement will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.(212) 816-7912), and the Warburg Dillon Read LLC General Counsel (fax no. (212) 821-2675 and confirmed to such General Counsel at Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and at Warburg Dillon Read LLC, 299 Park Avenue, New York New York, 10171, Attention: General Counsel]; or, if sent to the Company, will be mailed, delivered or telefaxed to Sprint Corporation (fax no. (913) 624-2256) and confirmed to it at 2330 Shawnee Mission Parkway, Westwood, KS, 66205, attention of the Legal Department.

          13.  Successors.  This U.S. Underwriting Agreement will inure to the
               -----------
benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation under this U.S. Underwriting Agreement.

          14.  Applicable Law.  This U.S. Underwriting Agreement will be
               ---------------
governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York, without regard to the choice of law principles of any jurisdiction.

          15.  Counterparts.  This U.S. Underwriting Agreement may be signed in
               ------------
one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16.  Headings.  The section headings used in this U.S. Underwriting
               ---------
Agreement are for convenience only and shall not affect the construction hereof.

          17.  Third-Party Lock-Up Agreements.  (a)  The Company agrees to (i)
               ------------------------------
(A) take promptly any actions requested by the Representatives necessary to enforce its rights under the Lock-Up Agreements and (B) not waive any right granted to it under or amend or otherwise modify any provision of the Lock-Up Agreements (unless the Representatives consent in writing to such waiver, amendment or modification) and (ii) promptly notify the Representatives by telephone (followed by written notice) if the Company becomes aware that a Cable Parent, FT or DT has taken or proposes to take any action which violates or may violate its Lock-Up Agreement.

          (b) (i) Subject to the provisions of paragraph (b)(ii), the U.S. Underwriters, severally and not jointly, shall indemnify and hold harmless the Company and its directors, officers, employees and agents from and against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof to which they or any of them may become subject insofar as such loss, claim, damage, liability, expense or action arises out of or is based on the Company taking or refraining from taking any action required by paragraph
(a) of this section. The U.S. Underwriters shall be entitled to appoint counsel of their choice at their expense to represent the indemnified party in any action for which indemnification is sought (in which case the U.S. Underwriters shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties). No indemnified party will, without the prior consent of the U.S. Underwriters (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this section (whether or not the indemnified parties are actual or potential parties to such claim, action, suit or proceeding).

          (ii) If and to the extent it is finally determined that any loss, claim, damage, liability, expense or action that is otherwise the subject of paragraph (b)(i) would not have arisen or been incurred had the Underwriters been party to a Lock-Up Agreement (in lieu of the Company) which the Underwriters had enforced to the same extent and by the same means that the Company was requested to and did enforce its rights pursuant to paragraph (a), the Underwriters shall have no obligation under paragraph (i) and the Company shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act from and against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof to which they or any of them may become subject insofar as such loss, claim, damage, liability, expense or action arises out of or is based on the Underwriters requesting the Company to take or refrain from taking any action pursuant to paragraph (a). The Company shall be entitled to appoint counsel of its choice at its expense to represent the indemnified party in any action for which indemnification is sought (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties). No indemnified party will, without the prior consent of the Company (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this section (whether or not the indemnified parties are actual or potential parties to such claim, action, suit or proceeding).

          (iii) The determination contemplated by paragraph (ii) shall be made by binding arbitration, upon demand by the Representatives or the Company. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in New York, New York. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within 60 days after such demand thereof and shall be concluded within 90 days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of 30 days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein.

          (iv) In the event the parties cannot agree on the extent to which a loss, claim, damage, liability, expense or action would not have arisen or incurred had the Representatives been party to a Lock-Up Agreement (in lieu of the Company) and exercising solely their own rights thereunder, then pending the determination of such issue by arbitration pursuant to paragraph (iii), the Underwriters will continue to indemnify and hold harmless the Company and other indemnified parties pursuant to paragraph (i). If it shall subsequently be determined that the Company was not entitled to indemnification by reason of paragraph (ii), it shall refund all amounts previously received by it or any other indemnified party and promptly perform its obligations under paragraph (ii).

          18.  Miscellaneous.  Warburg Dillon Read LLC, an indirect, wholly
               --------------
owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because Warburg Dillon Read LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by Warburg Dillon Read LLC are not deposits, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

          A lending affiliate of Warburg Dillon Read LLC may have lending relationships with issuers of securities underwritten or privately placed by Warburg Dillon Read LLC. To the extent required under the securities laws, prospectus and other disclosure documents for securities underwritten or privately placed by Warburg Dillon Read LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of Warburg Dillon Read LLC.

          Without the Company's prior written approval, the U.S. branches and agencies of UBS AG will not share with Warburg Dillon Read LLC any non-public information concerning the Company, and Warburg Dillon Read LLC will not share any non-public information received from the Company with any of such U.S. branches and agencies of UBS AG.

          19.  Definitions.  The terms which follow, when used in this U.S.
               ------------
Underwriting Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Cable Parents" shall mean, collectively, Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc.

          "Closing Date" shall mean the date referred to in Section 3 hereof.

          "Commission" shall mean the Securities and Exchange Commission.

          "DT" shall mean Deutsche Telekom AG.

          "Effective Date" shall mean each date and time that the Registration State ment, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Equity Purchase Rights" shall have the meaning assigned thereto in the Proxy Statement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this U.S. Underwriting Agreement is executed and delivered by the parties hereto.

          "FT" shall mean France Telecom S.A.

          "International Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus".

          "International Prospectus" shall mean such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date.

          "International Representative" shall mean the addressees of the International Underwriting Agreement.

          "International Securities" shall mean the International Underwritten Securities and the International Option Securities.

          "International Underwriters" shall mean the several underwriters named in Schedule I to the International Underwriting Agreement.

          "International Underwriting Agreement" shall mean the International Underwriting Agreement dated the date hereof related to the sale of the International Securities by the Company to the International Underwriters.

          "Lock-Up Agreements" means the agreements by the Cable Parents and FT and DT to refrain from selling or distributing PCS Stock and certain other securities, as more fully set forth in Section 6.2(c) of the Restructuring Agreement and Section 5.2(d) of the Master Agreement, respectively.

          "Material Adverse Effect" shall mean a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole or (ii) the Company's ability to perform the transactions contemplated by this Agreement.

          "Material Subsidiary" shall mean any subsidiary of the Company that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission, substituting five percent for 10 percent in the conditions specified therein and substituting "proportionate share of the total net revenue (after intercompany eliminations)" for "equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle" and "such revenue" for "such income" in clause (3) of such definition.

          "Option Securities" shall mean the U.S. Option Securities and the International Option Securities.

          "PCS Companies" shall mean, collectively, Sprint Spectrum Holding Company L.P., American PCS, L.P., MinorCo L.P., PhillieCo Partners I, L.P., PhillieCo Partners II, L.P., Cox Communications PCS, L.P., SprintCom Inc. and SprintCom Equipment Company L.P.

          "PCS Group" shall have the meaning assigned thereto in the Proxy Statement.

          "PCS Restructuring" shall have the meaning assigned thereto in the Proxy Statement.

          "PCS Stock" shall mean, collectively, PCS Common Stock -- Series 1, PCS Common Stock -- Series 2, PCS Common Stock -- Series 3 and any other class or series of common stock that may be issued by the Company which is intended to reflect separately the performance of the PCS Companies.

          "Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus" and "International Preliminary Prospectus".

          "Prospectuses" and "each Prospectus" shall mean the U.S. Prospectus and the International Prospectus.

          "Proxy Statement" shall mean the Company's Proxy Statement/Prospectus dated October 5, 1998 that forms a part of Registration Statement No. 333-65173 on Form S-4.

          "Recapitalization" shall have the meaning assigned thereto in the Proxy Statement.

          "Registration Statement" shall mean the registration statement referred to in Section 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Representatives" shall mean the U.S. Representatives and the International Representatives.

          "Restructuring Agreement" shall mean the Merger and Restructuring Agreement dated as of May 26, 1998, among the Company, the Cable Parents and various of their subsidiaries.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a)(i) above.

          "Securities" shall mean the U.S. Securities and the International Securities.

          "Sprint Spectrum" shall mean, collectively, Sprint Spectrum Holding Company, L.P., MinorCo L.P., PhillieCo Partners I, L.P. and PhillieCo Partners II, L.P. and their respective subsidiaries.

          "Underwriter" and "Underwriters" shall mean the U.S. Underwriters and the International Underwriters.

          "Underwriting Agreements" shall mean the U.S. Underwriting Agreement and the International Underwriting Agreement.

          "Underwritten Securities" shall mean the International Underwritten Securities and the U.S. Underwritten Securities.

     "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in Section 1(i)(a) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are herein collectively called the "Preliminary Prospectuses".

          "U.S. Prospectus" shall mean the prospectus relating to the U.S. Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the U.S. Securities included in the Registration Statement at the Effective Date.

          "U.S. Representatives" shall mean the addressees of this U.S. Underwriting Agreement.

          "U.S. Securities" shall mean the U.S. Underwritten Securities and the U.S. Option Securities.

          "U.S. Underwriters" shall mean the several underwriters named in
     Schedule I to this U.S. Underwriting Agreement.

          "U.S. Underwriting Agreement" shall mean this agreement relating to the sale of the U.S. Securities by the Company to the U.S. Underwriters.

          "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian

     Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this U.S. Underwriting Agreement and your acceptance shall represent a binding agreement between the Company and the several U.S. Underwriters.


                              Very truly yours,

                              Sprint Corporation

                              By:
                                 -------------------------------------
                              Name:
                              Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Warburg Dillon Read LLC
Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
J.P. Morgan Securities Inc.

By: Warburg Dillon Read LLC

By:   ............................
        Name:
        Title:

By:  Salomon Smith Barney Inc.

By:   ............................
        Name:
        Title:

For themselves and the other
several U.S. Underwriters
named in Schedule I to the foregoing
Agreement.

                                   SCHEDULE I
                                   ----------



                                                      Number of
                                                      Underwritten
                                                      Securities to be
Underwriters                                          Purchased
-------------                                         ----------------

Warburg Dillon Read LLC
Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Inc.
Lehman Brothers Inc.
JP Morgan Securities Inc.

                                                      ---------------
          Total....................................
                                                      ---------------